Exhibit 99.1

Aspen Aerogels, Inc. Reports Fourth Quarter and Fiscal Year 2024 Financial Results and Recent Business Highlights

$452.7 million in FY 2024 revenue, a 90% year-over-year increase

FY 2024 gross margins grew to 40%, driving $13.4 million of net income and $89.9 million of Adjusted EBITDA

Record Energy Industrial revenue in Q4 of $53.1 million

Ended the year with $220.9 million of cash and generated $20.9 million of free cash flow in Q4

External manufacturing facility capable of increasing capacity; demobilizing Statesboro plant project

Awarded PyroThin® Thermal Barrier contract for Volvo Truck commercial vehicle program

NORTHBOROUGH, Mass., February 12, 2025 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the “Company”), a technology leader in sustainability and electrification solutions, today announced financial results for the fourth quarter and full year 2024 and discussed recent business developments.

Total revenue for the fourth quarter of 2024 was $123.1 million, compared to $84.3 million in the fourth quarter of 2023. Net income was $11.4 million, compared to a net loss of $0.5 million in the fourth quarter of 2023. Net income per share (diluted) was $0.14, compared to a net loss per share (diluted) of $0.01 in the fourth quarter of 2023.

Adjusted EBITDA for the fourth quarter of 2024 was $22.7 million, compared to $9.1 million in the fourth quarter of 2023.

Total revenue for the full year 2024 was $452.7 million, compared to $238.8 million in 2023. Net income for the year was $13.4 million, which included a $27.5 million one-time charge from the redemption of the Company's convertible note, compared to a net loss of $45.8 million in 2023. Net income per share (diluted) for the year was $0.17, compared to a net loss per share (diluted) of $0.66 in 2023.

Adjusted EBITDA for the full year 2024 was $89.9 million, compared to $(22.9) million in 2023.

A reconciliation of net income (loss) to Adjusted EBITDA is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading "Non-GAAP Financial Measures."

Fourth Quarter 2024 Financial Highlights

•	Record Company revenues of $123.1 million, up 46% year-over-year (YoY)
-	Thermal Barrier: $70.0 million of revenue, up 32% YoY
-	Energy Industrial: $53.1 million of revenue, up 70% YoY
•	Supplied ~91% of Energy Industrial revenues through external manufacturing facility, compared to ~10% in Q4 2023
•	Delivered gross margins of 38%, a three-percentage point improvement YoY
•	Net income of $11.4 million, an $11.9 million improvement YoY
•	Adjusted EBITDA of $22.7 million, a $13.6 million or 149% improvement YoY
•	Operating Income of $14.7 million, a $13.3 million improvement YoY
•	Cash generated from operations of $35.7 million in the quarter drove $20.9 million of free cash flow

Fiscal Year 2024 Financial Highlights

•	Total revenue of $452.7 million, up 90% YoY
-	Thermal Barrier: $306.8 million of revenue, up 179% YoY
-	Energy Industrial: $145.9 million of revenue, up 13% YoY
•	Delivered gross margins of 40%, a sixteen-percentage point improvement over 2023
•	Net income of $13.4 million, which included a $27.5 million one-time charge from the redemption of the Company's convertible note, a $59.2 million improvement YoY
•	Adjusted EBITDA of $89.9 million, a $112.8 million YoY improvement
•	Capital expenditures of $86.3 million, an $89.2 million reduction versus 2023; CAPEX excluding Statesboro plant project of $42.4 million
•	Ended the year with cash and equivalents of $220.9 million

New Thermal Barrier Customer Award

Aspen was awarded a contract to supply PyroThin® Thermal Barriers for a Volvo Truck commercial vehicle program.

“Our financial results for 2024 underscore the scalability of our business model and leading market position,” commented Don Young, Aspen’s President and CEO. "In addition to exceeding our initial 2024 revenue and profitability expectations, we added multiple OEMs to our growing list of customers, including the recent award from Volvo Truck, and established external manufacturing capabilities to provide supply for our growing Energy Industrial business. We are taking a prudent approach to 2025 and are implementing several actions that increase our agility and capital efficiency.”

Thermal Barrier Supply and Statesboro Plant Project Update

To meet long-term aerogel demand, Aspen will invest to maximize capacity at its East Providence manufacturing facility and utilize a flexible supply strategy. The Company’s external manufacturing facility, which currently supports its Energy Industrial segment, can increase its aerogel production capacity. Accordingly, Aspen has stopped construction of its planned second aerogel manufacturing facility in Statesboro, Georgia. The Company will be assessing options to derive value from the assets in Statesboro, including relocating some equipment to upgrade and expand its existing plant. This path requires minimal capital.

Ricardo C. Rodriguez, Chief Financial Officer and Treasurer, noted, “In early 2023, pre-empting a reset in EV demand expectations, we decided to right-time the construction of our planned second aerogel manufacturing facility in Statesboro, Georgia and subsequently ramped up our external manufacturing capacity for our Energy Industrial business. In this most recent quarter, the external manufacturing model has fully demonstrated its ability to efficiently increase aerogel supply. We are confident that a capital-light and modular capacity plan provides the most efficient path to creating value. Looking ahead, we believe that we are fully funded by a strong balance sheet that enables us to play offense and evaluate a variety of opportunities, including additional paths for organic and inorganic growth, optimizing the capital structure, and returning capital to shareholders.”

Q1 2025 Financial Outlook

Aspen issues its Q1 2025 outlook as follows:

•	Q1 revenue is expected to range between $75 and $95 million
•	Q1 Net loss is expected to range between $15.0 and breakeven
•	Q1 Net loss per share is expected to range between $0.18 and breakeven
•	Q1 Adjusted EBITDA is expected to range between breakeven and $15 million
•	Q1 Capital Expenditures, excluding demobilization costs related to the Statesboro plant project, are expected to be less than $7 million

Mr. Rodriguez added, “In 2024 we continuously beat expectations and benefited from a large initial buildup of finished vehicle inventory as we supplied several successful launches in our Thermal Barrier business. We enter 2025 excited about our Company’s prospects and mindful that vehicle production will now be more directly driven by sales. To thrive in a broad range of demand outcomes and keep driving profitability, we’ve taken actions to right-size our fixed cost base and continue reducing our CAPEX.”

The Company's Q1 2025 outlook assumes depreciation and amortization of $5.8 million, stock-based compensation expense of $2.7 million, net interest expense of $3.5 million, restructuring costs of $3.0 million, and diluted weighted average shares outstanding of 82.0 million for the full year.

A reconciliation of net loss to non-GAAP Adjusted EBITDA for the 2025 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2025, including those related to the planned capacity expansion, supply chain disruptions, or further cost inflation, that could cause actual results to vary materially from this outlook. See Special Note Regarding Forward-Looking and Cautionary Statements below.

Last Twelve-Month Financial Comparison

A comparison of key financial metrics for the trailing twelve-month periods ended December 31, 2023 and 2024:

($ in millions, numbers may not total due to rounding)
Metric	FY 2023	FY 2024	Delta	% Improvement
Revenue	239	453	214	90%
Gross Profit % Margin	57 24%	183 40%	126	221%
Net Income (Loss) % Margin	(46) (19%)	13 3%	59	129%
Adjusted EBITDA % Margin	(23) (10%)	90 20%	113	492%
Operating Income % Margin	(49) (21%)	55 12%	104	211%
Total CAPEX	175	86	(89)	51%

Conference Call and Webcast Notification

A conference call with Aspen management to discuss fourth quarter and fiscal year 2024 results and recent business developments will be held Thursday, February 13, 2025 at 8:30 a.m. EST. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may call +1 (404) 975-4839 (domestic) or +1 (929) 526-1599 (international) and reference conference ID "890624" to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted at the Investors section of Aspen's website, www.aerogel.com.

Following the live event, an archived version of the webcast will be available on Aspen's website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen's website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides an additional financial metric that is not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measure does not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that this non-GAAP financial measure reflects Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that this non-GAAP financial measures provides useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. This non-GAAP measure may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measure does not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. The Company's carbon aerogel initiative seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to reduce charging time and the cost of EVs. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Aspen is headquartered in Northborough, Mass. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s financial outlook for the first quarter of 2025. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s financial outlook for the first quarter of 2025. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s beliefs and expectations about capacity, revenue, revenue capacity, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net income (loss), Adjusted EBITDA and related increases, decreases, trends or timing, including with respect to Aspen’s beliefs and expectations about the EV market and how it may enable a path to profitability; Aspen’s target revenue capacity and gross margins; Aspen’s efforts to demobilize its previously planned second manufacturing plant in Statesboro, Georgia, and the use of its external manufacturing facility to meet customer demand; current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the role of Aspen’s technology and opportunities in the EV market; beliefs about Aspen’s ability to provide and deliver products and services to EV customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s EV opportunities, including the EV thermal barrier business; and the performance and market acceptance of Aspen’s products. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute Aspen’s growth plan, the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; Aspen’s inability to create customer or market opportunities for its products; any disruption or inability to achieve expected capacity levels in any of its manufacturing or assembly facilities, including at its external manufacturing facility; any failure to enforce any of Aspen’s patents; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the Securities and Exchange Commission (“SEC”) on March 7, 2024, as well as any updates to those risk factors filed from time to time in Aspen’s subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations Contacts

Neal Baranosky

Phone: (508) 691-1111 x 8

nbaranosky@aerogel.com

Georg Venturatos / Ralf Esper

Gateway Group

ASPN@gateway-grp.com

Phone: (949) 574-386

Media Contacts:

Hugh Burns / Pamela Greene

Reevemark

AspenAerogelsTeam@Reevemark.com

Phone: (212) 433-4600

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31,	December 31,
	2024	2023
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$220,882	$139,723
Restricted cash	394	248
Accounts receivable, net	109,104	69,995
Inventories	47,551	39,189
Prepaid expenses and other current assets	31,517	17,176
Total current assets	409,448	266,331
Property, plant and equipment, net	459,276	417,227
Operating lease right-of-use assets	20,854	17,212
Other long-term assets	5,566	2,278
Total assets	$895,144	$703,048
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,361	$51,094
Accrued expenses	36,495	22,811
Deferred revenue	2,199	2,316
Finance obligation for sale and leaseback transactions	4,028	-
Operating lease liabilities	3,279	1,874
Long term debt - current portion	19,750	-
Total current liabilities	110,112	78,095
Revolving line of credit	42,131	-
Long term debt	94,961	-
Convertible note - related party	-	114,992
Finance obligation for sale and leaseback transactions long-term	10,087	-
Operating lease liabilities long-term	23,148	21,906
Total liabilities	280,439	214,993
Stockholders’ equity:
Total stockholders’ equity	614,705	488,055
Total liabilities and stockholders’ equity	$895,144	$703,048

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(In thousands, except share and per share data)

Revenue	$123,088	$84,219	$452,699	$238,718
Cost of revenue	75,955	54,601	269,802	181,797
Gross profit	47,133	29,618	182,897	56,921
Operating expenses:
Research and development	4,405	4,075	18,050	16,356
Sales and marketing	8,547	8,782	35,677	33,008
General and administrative	18,660	15,378	71,125	56,760
Impairment of equipment under development	808	-	3,510	-
Total operating expenses	32,420	28,235	128,362	106,124
Income (loss) from operations	14,713	1,383	54,535	(49,203)
Other income (expense)
Interest expense, convertible note - related party	-	(2,904)	(7,550)	(5,328)
Interest income (expense), net	(3,526)	1,002	(4,409)	6,534
Income from Employee Retention Credits	-	-	-	2,186
Loss on extinguishment of debt	-	-	(27,487)	-
Total other income (expense), net	(3,526)	(1,902)	(39,446)	3,392
Income (loss) before income tax expense	11,187	(519)	15,089	(45,811)
Income tax expense	175	-	(1,714)	-
Net income (loss)	$11,362	$(519)	$13,375	$(45,811)
Net income (loss) per share:
Basic	$0.14	$(0.01)	$0.17	$(0.66)
Diluted	$0.14	$(0.01)	$0.17	$(0.66)
Weighted-average common shares outstanding:
Basic	80,909,486	70,018,243	77,535,121	69,439,034
Diluted	82,998,580	70,018,243	80,306,690	69,439,034

Analysis of Cash Flow

The following table summarizes our cash flows for the periods indicated.

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
	(In thousands)
Net cash provided by (used in):
Operating activities	$(17,749)	$6,843	$20,771	$35,684
Investing activities	(25,863)	(24,827)	(20,821)	(14,751)
Financing activities	5,259	8,141	22,158	86,460
Net (decrease) increase in cash	(38,353)	(9,843)	22,108	107,393
Cash, cash equivalents and restricted cash at beginning of period	139,971	101,618	91,775	113,883
Cash, cash equivalents and restricted cash at end of period	$101,618	$91,775	$113,883	$221,276

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net income (loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(In thousands)
Net income (loss)	$11,362	$(519)	$13,375	$(45,811)
Depreciation and amortization	5,433	4,561	22,526	15,318
Stock-based compensation	2,548	3,188	12,855	10,954
Other (income) expense	3,526	1,902	11,959	(3,392)
Loss on extinguishment of debt	-	-	27,487	-
Income tax expense	(175)	-	1,714	-
Adjusted EBITDA	$22,694	$9,132	$89,916	$(22,931)

For the three months ending March 31, 2025 financial outlook:

	Three Months Ending
	March 31, 2025
	Low	High
	(In thousands)
Net loss	$(15,000)	$-
Depreciation and amortization	5,800	5,800
Stock-based compensation	2,700	2,700
Other expense	6,500	6,500
Adjusted EBITDA	$-	$15,000